Exhibit 10.34

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (the “Agreement”) is entered into as of this 4th day of January, 2021 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut non stock corporation having its office at 5 Science Park, New Haven, Connecticut 06511 (the “Landlord”), and ARVINAS OPERATIONS, INC., f/k/a Arvinas, Inc., a Delaware corporation having a principal place of business at 5 Science Park, 1st Floor, New Haven, Connecticut 06511 (the “Tenant”) in modification of that certain Lease between the Landlord and the Tenant executed on or about January 2, 2018 (the “Original Lease”), as amended by the First Amendment to Lease between Landlord and Tenant and dated as of May 23, 2018 (the “First Amendment”), as further modified by the Second Amendment to Lease between Landlord and Tenant and dated as of September 4, 2018 (the “Second Amendment”), as further modified by the Third Amendment to Lease between Landlord and Tenant and dated as of March 12, 2019 (the “Third Amendment”), and as further modified by the Fourth Amendment to Lease between Landlord and Tenant and dated as of January 31, 2020 (the “Fourth Amendment”).  The Original Lease as modified by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are collectively referred to herein as the “Lease”.

WHEREAS, the Landlord and the Tenant are parties to the Lease which is in full force and effect; and

WHEREAS, the Landlord and the Tenant wish to modify the Lease as more fully set forth herein; and

NOW, THEREFORE, the Landlord and the Tenant agree as follows:

1.Amendments to Lease.   As of January 1, 2021, the following modifications are made to the Lease:

a)	Section 1.1(a) of the Lease is amended and restated to read, in full, as follows:

Landlord is the owner of the real property located at Science Park, New Haven, Connecticut as described on Exhibit A attached hereto (the “Property”). The Tenant shall lease from Landlord the following premises located in Science Park Building 5 (“Building 5”), which is located on the Property: (i) approximately 7,873 rentable square feet on the first floor of Building 5, as shown on the floor plan attached hereto as Schedule A-1 (the “First Floor Premises”); (ii) approximately 10,249 rentable square feet on the second floor of Building 5, as shown on the floor plan attached hereto as Schedule A-2 (the “Second Floor Premises”); approximately 9,456 rentable square feet on the third floor of Building 5, as shown on the floor plan attached hereto as Schedule A-3 (the “Third Floor Premises”); (iii) as of May 15, 2018, approximately 2,632 rentable square feet on the first floor of Building 5, as shown on the floor plan attached hereto as Schedule A-4 (the “Part A Space”); (iv) as of May 1, 2019, or earlier as provided in Section 2.4.G. of the Lease, approximately 3,705 rentable square feet on the first floor of Building 5, as shown on the floor plan attached hereto as Schedule A-4 (the “Part

Science Park Development Corporation
5 Science Park, New Haven CT 06511-1966 ph 203.785.0840 fax 203.785.0846

B Space”); (v) as of September 1, 2018, approximately 84 rentable square feet on the first floor of Building 5 as shown on the floor plan attached hereto as Schedule A-5 (the “September 2018 Space”); (vi) as of March 1, 2019 approximately 1,468 rentable square feet (subsequently reduced to approximately 1,264 rentable square feet) on the second floor of Building 5 as shown on the floor plan attached hereto as Schedule A-6 (the “March 2019 Space”); (vii) as of April 1, 2019 approximately 3,719 rentable square feet on the first floor of Building 5 as shown on the floor plan attached hereto as Schedule A-7 (the “April 2019 Space”); (viii) as of February 1, 2020 approximately 9,889 rentable square feet on the third floor of Building 5 as shown on the floor plan attached hereto as Schedule A-8 (the “February 2020 Space”); and as of February 1, 2021 approximately 10,708 rentable square feet on the second floor of Building 5 as shown on the floor plan attached hereto as Schedule A-9 (the “February 2021 Space”).  Tenant shall have exclusive use of the Landlord’s fixtures, equipment, furniture and other personalty as set forth in Schedule A-1 attached hereto (“Landlord’s Additional Property”).  The First Floor Premises, the Second Floor Premises, the Third Floor Premises, the Part A Space, the Part B Space, the September 2018 Space, the March 2019 Space, the April 2019 Space, the February 2020 Space, the February 2021 Space, and the Landlord’s Additional Property shall be referred to herein collectively as the “Leased Premises”. Landlord’s Additional Property shall be considered part of the Leased Premises but shall remain property of the Landlord.

b)	A new Section 2.4.L. is added to the Lease to provide, in full, as follows:

L. The February 2021 Space is currently subject to a lease (the “Clifford Beers Lease”) between Landlord and The Clifford Beers Guidance Clinic, Incorporated (“Clifford Beers”).    Landlord shall deliver the February 2021 Space to Tenant in a broom clean condition, free of any personal property of any prior tenants, except as otherwise agreed. The February 2021 Space shall be leased to Tenant in its then “as is” condition and Landlord shall not be required to construct any additional improvements in, or contribute anything of value in connection with any Tenant’s Work with respect to the February 2021 Space.  Landlord shall not be liable to Tenant or otherwise be in default hereunder in the event that Landlord is delayed or is unable to deliver the February 2021 Space to Tenant due to the failure of Clifford Beers to timely vacate and surrender the February 2021 Space to Landlord, or any portion thereof.

c)	Section 2.1(a) of the Lease is modified by amending and restating the last sentence thereof to read in full as follows:

Unless sooner cancelled or terminated or extended in accordance with the terms of this Lease, the Term will expire with respect to the entire Leased Premises as of December 31, 2024 (the "Expiration Date").

Science Park Development Corporation
5 Science Park, New Haven CT 06511-1966 ph 203.785.0840 fax 203.785.0846

d)	Section 3.1.A. of the Lease is modified by deleting the last line of the Base Rent chart (for the months of February 2020 through December 2022) and substituting therefor the following:

Months of Term	Base Rent Rate (Annually per RSF)	Applicable RSF	Monthly Base Rent
February, 2020 - January, 2021	$21.00	48,766	$ 85,340.50
February, 2021 - December, 2022	$21.00	59,474	$104,079.50
January, 2023 – December, 2024	$23.50	59,474	$116,469.91

e)	Section 3.2.A. of the Lease is modified to add the following provisions:

"2021 Base Year" shall mean the calendar year 2019.

"2021 Operating Expenses" shall mean the amount of Operating Expenses attributable to the 2021 Base Year.

"2021 Property Taxes" shall mean the amount of Property Taxes attributable to the 2021 Base Year.

f)	The last paragraph of Section 3.2.A. of the Lease is amended and restated to read, in full, as follows:

“Tenant’s 2018 Proportionate Share”, “Tenant's 2019 Proportionate Share” and Tenant’s 2021 Proportionate Share” shall mean, respectively, those fractions, the numerator of which is: (i) with respect to Tenant’s 2018 Proportionate Share, 38,877  rentable square feet (the “Initial Premises”) (the “2018 Numerator”); (ii) with respect to Tenant’s 2019 Proportionate Share, 9,889 rentable square feet (the “2019 Numerator”), and (iii) with respect to Tenant’s 2021 Proportionate Share, 10,708 rentable square feet, and the denominator for each of which (the "Denominator") is the average of the total rentable square feet of floor space in Building 5 actually under lease to tenants during the calendar year in question (as such number is determined by leases, whether verbal or in writing, and pursuant to the terms of which leases rent has commenced to be payable), (said average being referred to as the "Average Occupancy Figure"). Notwithstanding the foregoing, in the event that the Average Occupancy Figure is less than ninety five percent (95%) of the total rentable square footage in Building 5 during any calendar year, then in such event (i) the Denominator described hereinabove shall be then established during such period in question at ninety five percent (95%) of

Science Park Development Corporation
5 Science Park, New Haven CT 06511-1966 ph 203.785.0840 fax 203.785.0846

the total rentable square footage in Building 5, and (ii) those components of Operating Expenses which relate to and are incurred as a consequence of Building 5 tenant use and occupancy (including Building 5 maintenance and repair, janitorial and cleaning expenses. Building 5 management fees and costs and Building 5 tenant electric expenses) shall be increased on a pro rata basis from the actual levels at which they are incurred during any given calendar year in question to the levels at which they would have been incurred had the Average Occupancy Figure been ninety five percent (95%) of the total square footage in Building 5 during the calendar year in question.

“Tenant’s 2018, 2019 and 2021 Proportionate Shares” shall mean Tenant’s 2018  Proportionate Share, Tenant's 2019 Proportionate Share, and Tenant's 2021 Proportionate Share.

g)	Section 3.2.B. of the Lease is amended and restated to read, in full, as follows:

B.Expense and Tax Increases.   In addition to the Base Rent, Tenant shall pay to Landlord, as Additional Rent, as hereinafter provided, (I) Tenant's 2018 Proportionate Share of (i) increases in Operating Expenses over the Base Operating Expenses, and (ii) increases in Property Taxes over Base Property Taxes; (II) Tenant's 2019 Proportionate Share of (a) increases in Operating Expenses over 2019 Operating Expenses, and (b) increases in Property Taxes over 2019 Property Taxes, and (c) (III) Tenant's 2021 Proportionate Share of (1) increases in Operating Expenses over 2021 Operating Expenses, and (2) increases in Property Taxes over 2021 Property Taxes (collectively referred to as the "Expense and Tax Increases"). In advance of each calendar year during the Term, Landlord shall furnish Tenant with an estimate (which estimate may be changed by Landlord from time to time) of Tenant's 2018, 2019 and 2021 Proportionate Shares of the Expense and Tax Increases for the ensuing calendar year (or portion thereof). Commencing with the monthly installment of Base Rent payable for January, 2019, and thereafter on the first (1st) day of each month of calendar year 2019, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount of Landlord's then current estimate of Expense and Tax Increases.  Commencing with the monthly installment of Base Rent payable for January, 2020 (as to the Initial Premises) and February, 2020 (as to the February 2020 Space) and thereafter on the first (1st) day of each month of through December 31, 2021, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount of Landlord's then current estimate of Expense and Tax Increases. Commencing with the monthly installment of Base Rent payable for January, 2022, and thereafter on the first (1st) day of each month of the Term, as to the entire Leased Premises, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount of Landlord's then current estimate of Expense and Tax Increases.  Within 180 days after the end of each calendar year and within 180 days after the end of the Term, Landlord shall submit to Tenant a statement, prepared by Landlord, of the actual

Science Park Development Corporation
5 Science Park, New Haven CT 06511-1966 ph 203.785.0840 fax 203.785.0846

Expense and Tax Increases for the preceding calendar year (or partial calendar year in the event the Term shall end on a date other than a December 31st), and the figures used for computing Tenant's 2018,2019 and 2021 Proportionate Shares for the preceding calendar year, and if Tenant's 2018, 2019 and 2021 Proportionate Shares of Expense and Tax Increases so stated for such period is (i) more than the amount paid for such period, Tenant shall pay to Landlord the deficiency within thirty (30) days after submission of such statement, or (ii) less than the amount paid for such period, at Landlord's sole election, Tenant shall be entitled to a credit in the amount of such excess against amounts next coming due under this Paragraph or Landlord shall refund the amount of such overpayment to Tenant (or a refund of such excess in the case of the end of the term of this Lease). Any such adjustment shall survive the expiration or earlier termination of the Term. If Landlord shall furnish such estimate subsequent to the commencement of any such calendar year, then, until the first (1st) day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to Tenant's monthly payment with respect to Tenant's 2018, 2019 and 2021 Proportionate Shares of Expense and Tax Increases for the last month of the preceding calendar year.

h)	Section 3.4 of the Lease is modified by deleting the last line of the Electricity charge payable chart (for the months of February 2020 through December 2022) and substituting therefor the following:

Months of Term	Electricity Charge (Annually per RSF)	Applicable RSF	Monthly Electricity Charge
February, 2020 - January, 2021	$2.50	48,766	$10,159.58
February, 2021 - December, 2024	$2.50	59,474	$12,390.42

2.Schedules.Schedule A-9 attached hereto is hereby made a part of the Lease as amended by this Agreement.

3.Extended Term.Tenant shall continue to retain its right to an Extended Term under and subject to the provisions of Article 35 of the Lease as to the entire Leased Premises (inclusive of the Mandatory Expansion Premises), which Extended Term would commence immediately following the Expiration Date of the Lease as extended by this Agreement.

4.Reaffirmation of Lease.  In all other respects, the Lease, as hereby amended, is reaffirmed by the Parties and shall be and remain in full force and effect.

Science Park Development Corporation
5 Science Park, New Haven CT 06511-1966 ph 203.785.0840 fax 203.785.0846

5.Landlord and Tenant Remain Obligated.    Nothing herein shall constitute a waiver or release by the Landlord or the Tenant of any unperformed obligations of the other under the Lease as modified by this Agreement.

6.Brokerage.Landlord shall pay an agreed commission to Colliers International by way of a separate agreement. Landlord represents to Tenant that no other broker has any right to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Tenant as a result of any party asserting a right to a fee or commission claiming to have acted by, under, through or on behalf of the Landlord. Tenant agrees to indemnify and hold Landlord harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Landlord as a result of any party other than Colliers International claiming a fee or commission by, under or through Tenant on account of this Agreement and/or the extension of the Term of the Lease provided for in this Agreement.

7.Later Provision Controls.In case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control.  Without limiting the meaning or application of the foregoing sentence in any manner, the provisions of Paragraph 5 of this Agreement supersede and replace Article 29 with respect to this Agreement.

8.Capitalized Terms.Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Lease.

9.Entire Agreement.  This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.

10.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by telecopy or otherwise electronically shall be valid and effective to bind the party so signing.  Each party agrees promptly to deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

[The Signature Page(s) Follow.]

Science Park Development Corporation
5 Science Park, New Haven CT 06511-1966 ph 203.785.0840 fax 203.785.0846

Dated as of the date and year first above written.

Signed, Sealed and Delivered In the Presence of:	TENANT: ARVINAS OPERATIONS, INC.

s/ Carol Barnabei	By:	/s/ Sean Cassidy
Witness Name:		Sean Cassidy
s/ Carol Barnabei		Treasurer and Chief Financial Officer
Witness Name:

LANDLORD:
SCIENCE PARK DEVELOPMENT CORPORATION

/s/ Carol Barnabei	By:	/s/ Clio Nicolakis
Witness Name:		Clio Nicolakis
/s/ Carol Barnabei		Executive Director and Controller
Witness Name:

STATE OF CONNECTICUT)
	)ss.:	New Haven January 4, 2021

COUNTY OF NEW HAVEN)

On this date personally appeared before me, Sean Cassidy, who acknowledged himself to be the duly authorized Treasurer and Chief Financial Officer of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Carol Barnabei
Commissioner of the Superior Court/Notary Public

Science Park Development Corporation
5 Science Park, New Haven CT 06511-1966 ph 203.785.0840 fax 203.785.0846

STATE OF CONNECTICUT)

) ss.: New Haven January 4, 2021

COUNTY OF NEW HAVEN)

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Carol Barnabei
Commissioner of the Superior Court/Notary Public

Science Park Development Corporation
5 Science Park, New Haven CT 06511-1966 ph 203.785.0840 fax 203.785.0846

SCHEDULE A-9

February 2021 Space
SECOND FLOOR PLAN
5 SCIENCE PARK
BASE LEASE PLAN

SVIGALS + PARTNERS

ARCHITECTS

84 Orange Street
New Haven
Connecticut 06510
203 786-5110

DRAWING TITLE	SECOND FLOOR PLAN
JOB NAME:	5 SCIENCE PARK
SCALE:	NTS
DATE:	2020-01-06
DRAWING NO:	A2
PAGE NO:	–

Science Park Development Corporation
5 Science Park, New Haven CT 06511-1966 ph 203.785.0840 fax 203.785.0846

February 23, 2021

Andria Mcbride

Arvinas, Inc.

5 Science Park

New Haven, CT 06511

Dear Andria:

As per our discussions earlier today, I am confirming the following errors in the Fifth Amendment to Lease ("5th Amendment") between Science Park Development Corporation and Arvinas Operations, Inc. dated January 4, 2021.

•	Section 1 (e) of the 5th Amendment should be corrected as follows:

Defined term "2021 Base Year" shall mean the calendar year 2021.

•	Item 1 (h) of the 5th Amendment should read as follows:

Section 3.4 of the Lease is modified by deleting the last line of the Electricity charge payable chart (for the months February 2020 through December 2022) and substituting therefor the following:

Months of Term	Electricity Charge (Annually per RSF)	Applicable RSF	Monthly Electricity Charge
1.1February, 2020 – September, 2020	$1.62	48,766	$6,583.41
1.2October, 2020 – December, 2020	$1.62 + $1750/month surcharge	48,766	$8,333.41
1.3January, 2021	$2.50	48,766	$10,159.58
1.4February, 2021 - December, 2024	$2.50	59,474	$12,390.42

All other terms and conditions of your current lease will remain unchanged.

Thank you for bringing it to my attention!

Sincerely,

/s/ Clio Nicolakis

Clio Nicolakis

Executive Director

cc:	David Silverstone, President
Gary Poitras, Property Manager, The Wm. M. Hotchkiss Co.